As filed with the Securities and Exchange Commission on April 15, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20—161599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3570 Carmel Mountain Road, Suite 100
San Diego, CA 92130
(858) 876-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED 2005 EQUITY INCENTIVE AWARD PLAN
2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Richard W. Pascoe
President and Chief Executive Officer
Somaxon Pharmaceuticals, Inc.
3570 Carmel Mountain Road, Suite 100
San Diego, CA 92130
(858) 876-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq.	Matthew W. Onaitis
Cheston J. Larson, Esq.	Somaxon Pharmaceuticals, Inc.
Latham & Watkins LLP	3570 Carmel Mountain Road, Suite 100
12636 High Bluff Drive, Suite 400	San Diego, CA 92130
San Diego, CA 92130	(858) 876-6500
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
Title of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Share	Price	Fee
Common Stock, $0.0001, par value per share	2,300,000(2)	$2.85 (3)	$6,555,000	$761.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share of Somaxon Pharmaceuticals, Inc. (“Common Stock”) which become issuable under the Amended and Restated 2005 Equity Incentive Award Plan (the “2005 Plan”), or the 2005 Employee Stock Purchase Plan (the “2005 ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 2,000,000 additional shares of Common Stock available for issuance under the 2005 Plan and 300,000 additional shares of Common Stock available for issuance under the 2005 ESPP.

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($2.85) of the high ($2.90) and low ($2.80) prices for the common stock reported by the Nasdaq Capital Market on April 12, 2011.
Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the 2005 Plan and the 2005 ESPP are granted, exercised and/or distributed.

EXPLANATORY NOTE
     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register an additional 2,000,000 shares of our Common Stock issuable pursuant to the 2005 Plan and an additional 300,000 shares of our Common Stock issuable pursuant to the 2005 ESPP. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement on Form S-8 (File No. 333-130367) filed with the Securities and Exchange Commission (the “SEC”) with respect to the 2005 Plan and the 2005 ESPP are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering, and also between the date of the prior Registration Statement filed with respect to the 2005 Plan and the 2005 ESPP and prior to effectiveness of the Registration Statement:
•	our annual report on Form 10-K for the year ended December 31, 2010, which was filed on March 4, 2011;

•	our current reports on Form 8-K filed on February 4, 2011, February 8, 2011 (including the amended current report on Form 8-K/A filed with respect thereto on February 11, 2011), February 14, 2011 (other than Item 7.01 and related exhibits), February 22, 2011, February 25, 2011, March 29, 2011 and April 5, 2011;

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51665), filed on December 13, 2005; and

•	all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.
     For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     To the extent that any information contained in any filings we have made or will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, or any exhibit thereto, was furnished, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

     These documents may also be accessed on our website at www.somaxon.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Somaxon Pharmaceuticals, Inc.
3570 Carmel Mountain Road, Suite 100
San Diego, CA 92130
Attention: Corporate Secretary
(858) 876-6500
Item 8. Exhibits.

Exhibit Number		Description of Exhibit
4.1	(1)	Form of common stock certificate

5.1	*	Opinion of Latham & Watkins LLP

10.1	(2)	Amended and Restated 2005 Equity Incentive Award Plan

10.2	(3)	2005 Employee Stock Purchase Plan and form of Offering Document thereunder

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this Registration Statement)

*	Included in this Registration Statement.

(1)	Filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 on December 13, 2005.

(2)	Filed with Registrant’s Definitive Proxy Statement on April 30, 2009.

(3)	Filed with the Registrant’s Registration Statement on Form S-8 on December 15, 2005.

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Somaxon Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 15th day of April, 2011.

SOMAXON PHARMACEUTICALS, INC.
By:	/s/ Richard W. Pascoe
Richard W. Pascoe
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard W. Pascoe, Tran B. Nguyen and Matthew W. Onaitis and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard W. Pascoe	President and Chief Executive Officer

Richard W. Pascoe	(Principal Executive Officer)	April 15, 2011

/s/ Tran B. Nguyen	Senior Vice President and Chief Financial Officer

Tran B. Nguyen	(Principal Financial and Accounting Officer)	April 15, 2011

/s/ David F. Hale	Chairman of the Board of Directors

David F. Hale		April 15, 2011

/s/ Terrell A. Cobb	Director

Terrell A. Cobb		April 15, 2011

/s/ Michael L. Eagle	Director

Michael L. Eagle		April 15, 2011

/s/ Faheem Hasnain	Director

Faheem Hasnain		April 15, 2011

/s/ Erle T. Mast	Director

Erle T. Mast		April 15, 2011

/s/ Kurt von Emster	Director

Kurt von Emster		April 15, 2011

/s/ Thomas G. Wiggans	Director

Thomas G. Wiggans		April 15, 2011

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
4.1	(1)	Form of common stock certificate

5.1	*	Opinion of Latham & Watkins LLP

10.1	(2)	Amended and Restated 2005 Equity Incentive Award Plan

10.2	(3)	2005 Employee Stock Purchase Plan and form of Offering Document thereunder

23.1	*	Consent of Independent Registered Public Accounting Firm

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page to this Registration Statement)

*	Included in this Registration Statement.

(1)	Filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 on December 13, 2005.

(2)	Filed with Registrant’s Definitive Proxy Statement on April 30, 2009.

(3)	Filed with the Registrant’s Registration Statement on Form S-8 on December 15, 2005.